Exhibit 99.1

SeaWorld Entertainment, Inc. Announces David D’Alessandro Named Interim CEO

- Jim Atchison Becomes Vice Chairman; Board Launches Search for Permanent CEO -

- Two New Independent Directors Appointed to Board -

ORLANDO, Fla., Dec. 11, 2014 – SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today announced that, effective January 15, 2015, Chairman David F. D’Alessandro will serve as the Company’s interim CEO until the Board of Directors (“the Board”) selects a permanent successor to current CEO and President, Jim Atchison, who will become Vice Chairman of the Board. Mr. D’Alessandro, who has been Chairman of the Company’s Board since 2010, will continue in that position. He served as Chairman, President and Chief Executive Officer of John Hancock Financial Services from 2000 to 2004, having served as President and Chief Operating Officer of the same entity from 1996 to 2000.

In addition, Mr. Atchison will serve as a consultant to the Company with respect to international expansion and the Company’s conservation initiatives. The Company will also nominate Mr. Atchison to serve as the chairman of the board of the not-for-profit, independent SeaWorld & Busch Gardens Conservation Fund.

“On behalf of the entire Board, I’d like to thank Jim for his contributions to the Company and express our ongoing support for our long-term strategy. Jim has helped the Company realize its vision of becoming a leader in the theme park industry, one of the world’s foremost zoological organizations and a global leader in animal care,” Mr. D’Alessandro said. “We remain committed to our growth agenda and enhancing value for our shareholders. The Board intends to complete the search process deliberately and thoughtfully to find the right individual with the experience and qualifications to lead the Company into the future.”

“It has been an honor to lead SeaWorld,” said Mr. Atchison. “I am so proud of this Company and our dedicated team members. I look forward to serving as Vice Chairman and continuing to work with the Board, David, and our exceptional team to assure a smooth transition,” said Mr. Atchison.

The Board of Directors, which expects to complete the search in six to nine months, has engaged a leading executive search firm to assist in the search for Mr. Atchison’s successor.

In addition, the Board of Directors appointed two new independent directors, The Honorable Ellen Tauscher, a strategic advisor at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC who previously served as a Member of Congress and as an Under Secretary of the U.S. Department of State, and Mr. William Gray, the former Co-Chief Executive Officer of Ogilvy North America of Ogilvy & Mather Inc. Their appointments are effective immediately.

In announcing the Board’s appointment of Ms. Tauscher and Mr. Gray, Mr. D’Alessandro said, “We are delighted to welcome Ellen and Bill to the Board. They bring us an extraordinary breadth and depth of experience relevant to the Company’s business.”

The Company continues to advance its previously announced company-wide cost initiative, including its plan to deliver approximately $50 million of annual cost savings by the end of 2015. As part of that plan, the Company also announced today a restructuring program across its entire 11-park enterprise. This effort will centralize some operations, reduce duplication of functions and increase efficiencies and accelerate execution. The restructuring will result in the loss of some positions, and the Company will offer severance benefits to those impacted.

“In order to achieve the goals of our business realignment, we regret that some positions will necessarily be eliminated. However, our cost savings effort is part of a broader program to position us for long term growth,” Mr. Atchison said.

Biographies of David D’Alessandro, Ellen Tauscher, and Bill Gray

David F. D’Alessandro

Mr. David D’Alessandro has been the chairman of the Board of Directors of the Company since 2010. He served as Chairman, President and Chief Executive Officer of John Hancock Financial Services from 2000 to 2004, having served as President and Chief Operating Officer of the same entity from 1996 to 2000. He led the company in its successful initial public offering in 2000 and through a subsequent merger with ManuLife Financial Corporation in 2004. He is a former Partner of the Boston Red Sox. He currently serves on the board of directors of APX Group Holdings, Inc. (the parent holding company and 100% owner of Vivint, Inc., one of the largest home automation services provider in North America), and Vivint Solar, Inc. a leader in home solar energy systems. He is the author of three national bestselling business books. A graduate of Syracuse University, he holds honorary doctorates from three colleges and serves as vice chairman of Boston University.

Ellen Tauscher

The Honorable Ellen Tauscher currently serves as a strategic advisor at the Washington DC law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. She has spent much of her career in public service, most notably representing California’s 10th Congressional District in the U.S. House of Representatives. During her 12 years in Congress, Ms. Tauscher served on the House Armed Services Committee and chaired the Strategic Forces subcommittee. Ms. Tauscher left Congress in 2009 to join the U.S. State Department as Under Secretary for Arms Control and International Security Affairs. She also served as special envoy for Strategic Stability and Missile Defense at State.

Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., Drexel Burnham Lambert and as an officer of the American Stock Exchange. From 1977 to 1980, Ms. Tauscher was a member of the New York Stock Exchange representing Bache Halsey Stuart Shields.

In 2012, Ms. Tauscher was named vice chair of the Atlantic Council’s Brent Scowcroft Center on International Security. Last year she became independent board chairman of the Alliance for Bangladesh Worker Safety, a coalition of 26 retailers and clothing brands led by Walmart.

Ms. Tauscher, a Seton Hall University graduate, serves on a variety of boards, including Lawrence Livermore National Security LLC. She is a life member of the Council on Foreign Relations.

Bill Gray

Mr. William Gray is currently a co-founder and director of Hulls Highway, Inc., a consulting firm. Since 2010, Mr. Gray has also been a senior advisor to Blackstone, a leading global investment and advisory firm and minority shareholder of SeaWorld Entertainment. Prior to joining Blackstone, he was North American Co-Chief Executive and Vice Chairman of Ogilvy North America, one of the world’s largest communications companies.

Mr. Gray served as the President of Ogilvy & Mather Inc. from 1997 to 2005 and Managing Director of Ogilvy Advertising New York from 1994 to 1996. He held other positions of increasing responsibility from the time he joined Ogilvy & Mather Inc. as an Assistant Account Executive in 1978. Mr. Gray retired from Ogilvy in 2010 after more than three decades of service.

Mr. Gray is a trustee of the Century Family of Mutual Funds and an independent director of HealthMarkets, Inc. He is a past Board Chairman of the American Red Cross of New York and is currently a member of the board of directors of the New York Public Library. Mr. Gray graduated from Harvard College and earned an MBA from the Darden School of the University of Virginia.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company delivering personal, interactive and educational experiences that blend imagination with nature and enable its customers to celebrate, connect with and care for the natural world we share. The Company owns or licenses a portfolio of globally recognized brands including SeaWorld®, Shamu® and Busch Gardens®. Over its more than 50-year history, the Company has built a diversified portfolio of 11 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind collection of approximately 86,000 marine and terrestrial animals. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

SeaWorld Entertainment, Inc. is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest animal collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld rescue team has helped more than 24,000 animals in need over the last 50 years.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future” and variations of such words or similar expressions in this press release to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management’s control adversely affecting discretionary spending and attendance at the Company’s theme parks; inability to protect intellectual property or the infringement on intellectual property rights of others; incidents or adverse publicity concerning the Company’s theme parks; outbreak of infectious disease affecting the Company’s animals; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Contacts:

Investor Relations Inquiries:

SeaWorld Entertainment, Inc.

855.797.8625

Investors@SeaWorld.com

Media Inquiries:

Fred Jacobs

Vice President of Communications

Fred.Jacobs@SeaWorld.com